Exhibit 14.1

[LETTERHEAD OF ELVINGER, HOSS & PRUSSEN]

We hereby consent to being named and to the summarization of advice attributed to us in this Form 20-F of Acergy S.A. for the fiscal year ended November 30, 2008.

By:	/s/ Jean Hoss
Jean Hoss

Luxembourg, April 21, 2009